UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charters)

DELAWARE	1-35574	37-1661577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                     Entry into a Material Definitive Agreement.

Contribution Agreement

On March 10, 2015, EQT Midstream Partners, LP (Partnership), EQT Midstream Services, LLC, the general partner of the Partnership (General Partner) and EQM Gathering Opco, LLC, a wholly owned subsidiary of the Partnership (EQM Gathering and, together with the Partnership and the General Partner, the Partnership Parties), and EQT Corporation (EQT), EQT Energy, LLC, a wholly owned subsidiary of EQT (EQT Energy), EQT Energy Supply Holdings, LP, a wholly owned subsidiary of EQT Energy (EESH), and EQT Gathering, LLC, a wholly owned subsidiary of EQT (EQT Gathering and, together with EQT, EQT Energy and EESH, the Contributing Parties), entered into a Contribution and Sale Agreement (Contribution Agreement) pursuant to which EQT Gathering will contribute to EQM Gathering the Northern West Virginia Marcellus Gathering System (Gathering System) and EESH will convey to the Partnership a preferred interest in EQT Energy Supply, LLC, a wholly owned subsidiary of EQT that generates revenue from services provided to a local distribution company (collectively, the Acquisition).

The Gathering System consists of assets located in the Saturn, Mercury, Pandora and Pluto development areas, and a wet gas header pipeline. The Gathering System was designed and constructed to gather Marcellus production in both the wet gas and dry gas development areas of northern West Virginia. The system assets include approximately 70 miles of natural gas gathering pipeline and 9 compressor units with approximately 25,000 horsepower of compression and the wet gas header, which is an approximately 30-mile high pressure pipeline that receives wet gas from the Saturn, Mercury, and Pandora development areas and provides delivery to the MarkWest Mobley processing facility.

Subject to the terms and conditions of the Contribution Agreement, at the closing of the Acquisition, the Partnership will pay total consideration (Acquisition Consideration) of $1,050,000,000 to EQT, consisting of approximately $997,500,000 in cash and $52,500,000 in common units and general partner units of the Partnership. The per unit price to be used in determining the number of such common units and such general partner units will be the public offering price of common units in a firm commitment underwritten public offering (Offering) of common units by the Partnership registered under the Securities Act of 1933, as amended (Securities Act). The Partnership intends to fund the cash consideration in the Acquisition with the net proceeds of the Offering and borrowings under its revolving credit facility. The common units and general partner units to be issued to subsidiaries of EQT as part of the Acquisition Consideration will be issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act.

The Contribution Agreement contains customary representations and warranties, indemnification obligations and covenants by the parties.  The Contribution Agreement may be terminated by the Partnership or EQT if the conditions to closing have become incapable of fulfillment prior to July 8, 2015.  Consummation of the acquisition of the Gathering System is expected to occur on the closing date of the Offering and is subject to customary closing conditions, in addition to the condition that the Offering shall have been consummated and the Partnership shall have received at least $500,000,000 in net proceeds from the Offering.  The closing of the preferred interest in EQT Energy Supply, LLC is expected to occur within 30 days of the closing of the Offering and is subject to customary closing conditions, in addition to the condition that EQT (i) obtain consent from a majority of the lenders under its credit facility and (ii) obtain consent from the requisite note holders under, or pay off all obligations with respect to, an existing note purchase agreement related to approximately $6 million of outstanding indebtedness.

The General Partner holds a 2% general partner interest and all incentive distribution rights in the Partnership.  EQT currently indirectly owns (a) 100% of the General Partner, which allows it to control the Partnership and to own the 2% general partner interest and all incentive distribution rights in the Partnership, and (b) an approximately 34.4% limited partner interest in the Partnership.

The Conflicts Committee of the Board of Directors of the General Partner approved the Acquisition and recommended approval of the Acquisition to the Board of Directors, which then approved the Acquisition.  The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial advisors to assist in evaluating and negotiating the Acquisition.

The Contribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement.  They are not intended to provide any other factual information about the Partnership Parties, the Contributing Parties or their respective subsidiaries, affiliates or equity holders.  The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors.  Moreover, the subject matter of the representations and warranties are subject to more recent developments.  Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership Parties, the Contributing Parties or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01                                           Regulation FD Disclosure.

On March 10, 2015, the Partnership issued a press release related to the Acquisition. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.  The information in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                      Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired

Audited financial statements of the Gathering System as of December 31, 2014 and for the year ended December 31, 2014, the notes related thereto, and the Report of Independent Auditors issued by Ernst & Young LLP, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b)         Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial statements of the Partnership as of and for the year ended December 31, 2014, and the notes related thereto, reflecting the acquisition of the Gathering System and the Offering as of December 31, 2014, in the case of the unaudited pro forma condensed consolidated balanced sheet, or as of January 1, 2014, in the case of the unaudited pro forma statements of condensed consolidated operations, are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)                                 Exhibits.

2.1                                 Contribution and Sale Agreement by and among EQT Gathering, LLC, EQT Energy Supply Holdings, LP, EQT Energy, LLC, EQT Midstream Partners, LP, EQT Midstream Services, LLC, EQM Gathering Opco, LLC and EQT Corporation dated as of March 10, 2015. EQT Midstream Partners, LP will furnish supplementally a copy of any omitted schedule and similar attachment to the Securities and Exchange Commission upon request.

23.1                          Consent of Independent Registered Public Accounting Firm.

99.1                          Audited Financial Statements of the Northern West Virginia Marcellus Gathering System as of December 31, 2014 and for the year ended December 31, 2014, including the notes related thereto.

99.2                          Unaudited Pro Forma Condensed Consolidated Financial Statements of EQT Midstream Partners, LP as of and for the year ended December 31, 2014, including the notes related thereto.

99.3                          Press Release of EQT Midstream Partners, LP dated March 10, 2015 related to the Acquisition.

Except for historical information contained herein, statements in this Form 8-K and the exhibits furnished herewith contain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this Form 8-K specifically include, but are not limited to, statements regarding plans, strategies, and timing of the transactions contemplated under the Contribution Agreement and the anticipated Offering. The Partnership has based these forward-looking statements on current expectations and assumptions about future events.  While the Partnership considers these expectations and assumptions to be reasonable, these statements are not guaranties of future performance or events and are subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Partnership’s control, that could cause actual results to differ materially from projected results. With respect to the proposed transactions, these risks and uncertainties include, among others, the risks that the conditions to closing under the Contribution Agreement may not be satisfied and that the Offering may not occur.  Additional risks and uncertainties include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Partnership’s Form 10-K filed for the year ended December 31, 2014.

Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT Midstream Partners, LP
(Registrant)

By: EQT Midstream Services, LLC, its General Partner

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Date: March 10, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1

Contribution and Sale Agreement by and among EQT Gathering, LLC, EQT Energy Supply Holdings, LP, EQT Energy, LLC, EQT Midstream Partners, LP, EQT Midstream Services, LLC, EQM Gathering Opco, LLC and EQT Corporation dated as of March 10, 2015. EQT Midstream Partners, LP will furnish supplementally a copy of any omitted schedule and similar attachment to the Securities and Exchange Commission upon request.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited Financial Statements of the Northern West Virginia Marcellus Gathering System as of December 31, 2014 and for the year ended December 31, 2014, including the notes related thereto.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of EQT Midstream Partners, LP as of and for the year ended December 31, 2014, including the notes related thereto.

99.3	Press Release of EQT Midstream Partners, LP dated March 10, 2015 related to the Acquisition.